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                                 EXHIBIT 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this form S-8 of our report dated March 26, 1999 included in Accent Software International Ltd. Form 10-K for the year ended December 31, 1998. It should be noted that we have not audited any financial statements of the company, subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.



                                   /s/ LUBOSHITZ, KASIERER
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                                   LUBOSHITZ, KASIERER
                                   Member Firm of Arthur Andersen
Tel Aviv, Israel
December 29, 1999